Exhibit 99.1

Interpace Biosciences Announces First Quarter 2025 Financial and Business Results

●	Q1 Revenue of $11.5 million; a 13% increase year-over-year
●	Q1 Cash Collections of $11.3 million; a 10% increase year-over-year to record levels
●	Q1 Thyroid test volume up 16% year-over-year to record levels
●	Q1 Thyroid revenue of $8.0M; up 19% year-over-year to record levels
●	Initiates Full Year 2025 Revenue Guidance of approximately $38 million

PARSIPPANY, NJ, May 8, 2025 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (OTCQX: IDXG) today announced financial results for the first quarter ended March 31, 2025 and provided a business and financial update.

First quarter Net Revenue was $11.5 million. Income from continuing operations in the first quarter of 2025 was $1.8 million, a $0.9 million improvement over the prior year quarter. “The Company achieved record Thyroid test revenue and cash collections in the first quarter of 2025 driven by increased volume and collection initiatives,” said Chris McCarthy, Chief Financial Officer. “The cash position of the Company allowed for additional investments in lab operational efficiency, driven by our AI and automation digital strategy, while simultaneously improving income from continuing operations. This also supported additional principal payments on our long-term debt agreement, continuing to improve the Company’s balance sheet. Based on our Q1 performance and current outlook, despite the loss of PancraGEN revenue after May 2, 2025, we are initiating full-year 2025 revenue guidance of approximately $38 million,” McCarthy added.

“Despite the uncertainty of PancraGEN reimbursement, Q1 2025 represented another quarter of year-over- year double digit volume and revenue growth,” stated Tom Burnell, President and CEO. “We are pleased with the Company’s continued growth in revenue, profitability and cash flow. These historical trends have established a new foundation and expectation for companies in the diagnostics industry and the patients they serve,” added Burnell.

First Quarter 2025 Financial Performance

For the First Quarter of 2025 as Compared to the First Quarter of 2024

●	Net Revenue was $11.5 million, an increase of 13% from $10.2 million for the prior year quarter

●	Gross Profit percentage was 64% compared to 62% for the prior year quarter

●	Operating income was $1.8 million vs operating income of $1.1 million in the prior year quarter

●	Income from continuing operations was $1.8 million vs income from continuing operations of $0.8 million in the prior year quarter

●	Adjusted EBITDA was $2.1 million vs $1.2 million in the prior year quarter

●	Q1 2025 cash collections totaled $11.3 million

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provide clinically useful molecular diagnostic tests and bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has three commercialized molecular tests and one test in a clinical evaluation program (CEP): ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next-generation sequencing assay; ThyraMIR®v2, used in combination with ThyGeNEXT®, for the diagnosis of thyroid cancer utilizing a proprietary microRNA pairwise expression profiler along with algorithmic classification; and RespriDX®, that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular-based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a CEP, whereby we gather information from physicians using BarreGEN to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements, including, but not limited to, the possibility that the Company’s estimates of future revenue, cash flows and adjusted EBITDA may prove to be materially inaccurate, the Company’s prior history of operating losses, the Company’s ability to adequately finance its business and seek alternative sources of financing, the Company’s ability to repay borrowings from BroadOak, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect, and the Company’s ability to restructure itself in light of the loss of reimbursement for its PancraGEN product.

Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Interpace Biosciences, Inc.

(855)-776-6419

Info@Interpace.com

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024

Revenue, net	$11,515	$10,178
Cost of revenue	4,145	3,867
Gross Profit	7,370	6,311

Sales and marketing	2,814	2,821
Research and development	177	137
General and administrative	2,550	2,239
Total operating expenses	5,541	5,197

Operating income	1,829	1,114
Interest accretion expense	-	(19)
Note payable interest	(78)	(197)
Other income (expense), net	21	(82)
Income from continuing operations before tax	1,772	816
Provision for income taxes	18	4
Income from continuing operations	1,754	812

Loss from discontinued operations, net of tax	(107)	(104)

Net income	$1,647	$708

Basic income (loss) per share of common stock:
From continuing operations	$0.40	$0.19
From discontinued operations	(0.03)	(0.02)
Net loss per basic share of common stock	$0.37	$0.16

Diluted income (loss) per share of common stock:
From continuing operations	$0.06	$0.19
From discontinued operations	(0.00)	(0.02)
Net loss per diluted share of common stock	$0.06	$0.16

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,420	4,370
Diluted	27,704	4,384

Selected Balance Sheet Data (Unaudited)

($ in thousands)

	March 31,	December 31,
	2025	2024
Cash and cash equivalents	$1,196	$1,461

Total current assets	11,654	11,773
Total current liabilities	8,678	10,615

Total assets	14,494	14,792
Total liabilities	15,076	17,009
Total stockholders’ deficit	(582)	(2,217)

Selected Cash Flow Data (Unaudited)

($ in thousands)

	For the Three Months Ended
	March 31,
	2025	2024
Net income	$1,647	$708

Net cash provided by (used in) operating activities	$1,235	$(58)
Net cash used in investing activities	-	(28)
Net cash used in financing activities	(1,500)	(600)
Change in cash and cash equivalents	(265)	(686)
Cash and cash equivalents – beginning	1,461	3,498
Cash and cash equivalents – ending	$1,196	$2,812

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Three Months Ended
	March 31,
	2025	2024
Income from continuing operations (GAAP Basis)	$1,754	$812
Depreciation and amortization	95	52
Stock-based compensation	15	79
Severance expense	168	-
Taxes expense	18	4
Interest accretion expense	-	19
Note payable interest	78	197
Interest income	(7)	(16)
Change in fair value of note payable	(25)	98
Adjusted EBITDA	$2,096	$1,245

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, we have provided certain non-GAAP financial measures to help evaluate the results of our performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, non-cash stock-based compensation, severance expense, interest and taxes, and other non-cash expenses including change in fair values of notes payable. The table above includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.